EXHIBIT 99.1

Quanex Building Products Announces Third Quarter 2025 Results

New Segment Reporting Implemented
Balance Sheet Further Strengthened with $51.25 Million of Debt Repaid in 3Q25
Cost Synergy Target Reaffirmed
Full Year Guidance Updated

HOUSTON, Sept. 04, 2025 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the three months ended July 31, 2025.

The Company reported the following selected financial results:

	Three Months Ended July 31,		Nine Months Ended July 31,
($ in millions, except per share data)	2025	2024	2025	2024
Net Sales	$495.3	$280.3	$1,347.8	$785.7
Gross Margin	$138.0	$70.9	$361.7	$188.6
Gross Margin %	27.9%	25.3%	26.8%	24.0%
Net (loss) income	($276.0)	$25.4	($270.4)	$47.0
Diluted EPS	($6.04)	$0.77	($5.83)	$1.42

Adjusted Net Income	$31.6	$26.9	$68.4	$60.7
Adjusted Diluted EPS	$0.69	$0.81	$1.47	$1.84
Adjusted EBITDA	$70.3	$42.0	$172.0	$101.3
Adjusted EBITDA Margin %	14.2%	15.0%	12.8%	12.9%

Cash Provided by Operating Activities	$60.7	$46.4	$76.6	$83.3
Free Cash Flow	$46.2	$40.1	$35.6	$59.9

(See Non-GAAP Terminology Definitions and Disclaimers section, Non-GAAP Financial Measure Disclosure table, Selected Segment Data table and reconciliation tables for additional information)

George Wilson, Chairman, President and Chief Executive Officer, stated, “A significant amount of work had to be done to re-segment the business, so we are pleased that the work is now complete, and we are operating and reporting in our new segments. We are encouraged by the overall resilience of the business in the current environment, demonstrated by our strong cash flow, which enabled us to repay over $51 million in bank debt in the third quarter of 2025. Our balance sheet is healthy, and our liquidity improved meaningfully during the quarter. We continue to make substantial progress on the integration of the Tyman business. After identifying additional target synergies and adjusting for lower expected volumes and pushing out the timing of when we expect to realize procurement savings, we still believe there is a path to realizing approximately $45 million in cost synergies over time, which is above our initial projection of $30 million. Although macroeconomic uncertainty and low consumer confidence, as well as operational issues related to the legacy Tyman window and door hardware business in Mexico that are ongoing but temporary in nature, posed challenges for us in our third quarter, we remain optimistic about our prospects for profitable growth and value creation.

Looking ahead, we believe Quanex is well positioned due to our solid, flexible financial foundation and advantaged strategic positioning. Despite the macroeconomic uncertainty, our near-term priorities remain unchanged, which include staying focused on the Tyman integration, capturing synergies, generating cash flow to pay down debt and opportunistically repurchasing our stock. As macroeconomic uncertainty subsides and consumer confidence improves, our team is well positioned to capitalize on pent-up demand.”

Third Quarter Results Summary

Quanex generated net sales of $495.3 million during the three months ended July 31, 2025, which represents an increase of 76.7% compared to $280.3 million for the same period of 2024. The increase reflects the contribution from the Tyman acquisition that closed on August 1, 2024. Excluding the contribution from Tyman, net sales would have increased by 1.4% for the third quarter of 2025, mainly due to increased pricing and tariff passthroughs, offset by lower volumes. Inclusive of contributions from the Tyman acquisition, the Company reported increases in net sales of 201.0%, 29.6% and 40.7% for the third quarter of 2025 in its Hardware Solutions, Extruded Solutions and Custom Solutions segments, respectively.   (See Sales Analysis table for additional information)

On a consolidated basis, the decrease in reported earnings for the three months ended July 31, 2025, was primarily the result of a $302.3 million non-cash goodwill impairment related to the re-segmentation of the business. The re-segmentation occurred at a point in time when consumer confidence is low, and equity values for building products companies are depressed. The non-cash goodwill impairment is not related to any performance indicators or revisions to long-term expectations. In addition, ongoing macroeconomic uncertainty, low consumer confidence and operational challenges related to the legacy Tyman window and door hardware business in Mexico impacted results more than expected during the third quarter of 2025. The seasonal uptick Quanex started to see in the second quarter of 2025 didn’t continue to materialize to the degree the Company anticipated, and procurement related cost synergies were lower than expected.

The increase in adjusted earnings during the third quarter of 2025, compared to the same period of 2024, was mostly due to the contribution from the Tyman acquisition combined with the realization of related cost synergies.

Balance Sheet & Liquidity Update

As of July 31, 2025, the Company had total debt of $733.7 million and Quanex’s leverage ratio of Net Debt to LTM Adjusted EBITDA decreased to 2.6x. As of July 31, 2025, the Company reported a LTM Net Loss of $284.3 million, mainly due to the non-cash goodwill impairment and LTM Adjusted EBITDA was $251.8 million (See Non-GAAP Terminology Definitions and Disclaimers section, Net Debt Reconciliation table and Last Twelve Months Adjusted EBITDA Reconciliation table for additional information)

The leverage ratio for Quanex’s quarterly debt covenant compliance (“Debt Covenant Leverage Ratio”) for its lenders was 2.4x as of July 31, 2025. The Debt Covenant Leverage Ratio calculation is defined in the Company’s Amendment No. 1 to its Second Amended and Restated Credit Agreement (“Credit Agreement”), which was filed with the SEC on June 12, 2024. In general, the main difference is that the Debt Covenant Leverage Ratio excludes real-estate leases that are considered “finance” leases under U.S. GAAP and is calculated on a proforma basis to include Adjusted EBITDA from the Tyman acquisition, $30 million of EBITDA for the synergy target related to the acquisition, less realized synergies, and only cash from domestic subsidiaries. Note that per the terms of the Credit Agreement, the quarterly Debt Covenant Leverage Ratio must be less than 3.75x through the fourth quarter of 2025 and less than 3.25x starting in the first fiscal quarter of 2026. The Debt Covenant Leverage Ratio would be 2.3x if calculated using the full $66.3 million cash and cash equivalents balance as of July 31, 2025, and adjusting for the $2.1 million in cash used to repurchase stock during the quarter.

Quanex’s liquidity improved to $337.7 million as of July 31, 2025, consisting of $66.3 million in cash on hand plus availability under its Senior Secured Revolving Credit Facility due 2029, less letters of credit outstanding.

Share Repurchases

Quanex’s Board authorized a $75 million share repurchase program in December of 2021. Repurchases under this program will be made in open market transactions or privately negotiated transactions, subject to market conditions, applicable legal requirements, and other relevant factors. The Company repurchased 100,000 shares of common stock for approximately $2.1 million at an average price of $20.54 per share during the three months ended July 31, 2025. As of July 31, 2025, approximately $33.6 million remained under the existing share repurchase authorization.

Outlook

Quanex is updating its guidance for fiscal 2025 based on year-to-date results, recent demand trends, an updated cost synergy realization tracking and timing model, conversations with its customers, and a realistic timeline to address operational issues in the window and door hardware business in Mexico. On a consolidated basis for fiscal 2025, the Company now estimates that it will generate net sales of approximately $1.82 billion, which Quanex expects will yield Adjusted EBITDA* of approximately $235 million.

Mr. Wilson commented, “We have a strong team with a proven track record and a breadth of products that are unmatched in the industry, which gives us confidence in our ability to execute on our long-term operational and financial objectives.”

*When Quanex provides expectations for Adjusted EBITDA on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measures is generally not available without unreasonable effort. Certain items required for such a reconciliation are outside of the Company’s control and/or cannot be reasonably predicted or estimated, such as the provision for income taxes related to net income.

Conference Call and Webcast Information

The Company has also scheduled a conference call for Friday, September 5, 2025 at 11:00 a.m. ET (10:00 a.m. CT) to discuss the release. A link to the live audio webcast will be available on Quanex’s website at http://www.quanex.com in the Investors section under Presentations & Events.

Participants can pre-register for the conference call using the following link:
https://register-conf.media-server.com/register/BI1e90103192034399a255d44d3a7eb162

Registered participants will receive an email containing conference call details for dial-in options. To avoid delays, it is recommended that participants dial into the conference call ten minutes ahead of the scheduled start time. A replay will be available for a limited time on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events.

About Quanex

Quanex is a global manufacturer with core capabilities and broad applications across various end markets. The Company currently collaborates and partners with leading OEMs to provide innovative solutions in the window, door, solar, refrigeration, custom mixing, building access and cabinetry markets.  Looking ahead, Quanex plans to leverage its material science expertise and process engineering to expand into adjacent markets.

Non-GAAP Terminology Definitions and Disclaimers

Adjusted Net Income (defined as net income further adjusted to exclude amortization of step-up for purchase price adjustments on inventory, asset impairment charges, transaction, advisory fees and reorganization costs, restructuring charges related to severance and disposal of software, amortization expense related to intangible assets, pension settlement refund and other net adjustments related to foreign currency transaction gain/loss and effective tax rates reflecting impacts of adjustments on a with and without basis) and Adjusted EPS are non-GAAP financial measures that Quanex believes provide a consistent basis for comparison between periods and more accurately reflects operational performance, as they are not influenced by certain income or expense items not affecting ongoing operations. EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net), Adjusted EBITDA and LTM Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges and asset impairment charges) are non-GAAP financial measures that the Company uses to measure operational performance and assist with financial decision-making.  Net Debt is defined as total debt (outstanding balance on the revolving credit facility plus financial lease obligations) less cash and cash equivalents. The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that the Company believes is useful to investors and financial analysts in evaluating Quanex’s leverage. In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in the Company’s credit agreement.

Free Cash Flow is a non-GAAP measure calculated using cash provided by operating activities less capital expenditures. Quanex uses the Free Cash Flow metric to measure operational and cash management performance and assist with financial decision-making.   Free Cash Flow is measured before application of certain contractual commitments (including capital lease obligations), and accordingly is not a true measure of the Company’s residual cash flow available for discretionary expenditures. Quanex believes Free Cash Flow is useful to investors in understanding and evaluating the Company’s financial and cash management performance.

Quanex believes that the presented non-GAAP measures provide a consistent basis for comparison between periods and will assist investors in understanding the Company’s financial performance when comparing results to other investment opportunities.  The presented non-GAAP measures may not be the same as those used by other companies. Quanex does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, the following: impacts from public health issues (including pandemics) on the economy and the demand for Quanex’s products, timing estimates or any other expectations related to the acquisition of Tyman, the Company’s future operating results, future financial condition, future uses of cash and other expenditures, expenses and tax rates, expectations relating to Quanex’s industry, and the Company’s future growth, including any guidance discussed in this press release. The statements and guidance set forth in this release are based on current expectations. Actual results or events may differ materially from this release. For a complete discussion of factors that may affect Quanex’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2024, and the Company’s Quarterly Reports on Form 10-Q under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”. Any forward-looking statements in this press release are made as of the date hereof, and Quanex undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data) (Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2025	2024	2025	2024

Net sales	$495,273	$280,345	$1,347,795	$785,701
Cost of sales	357,305	209,441	986,129	597,127
Selling, general and administrative	71,270	36,509	208,253	103,579
Restructuring charges	1,367	-	10,207	-
Depreciation and amortization	33,882	10,953	77,814	32,999
Asset impairment charges	302,284	-	302,284	-
Operating (loss) income	(270,835)	23,442	(236,892)	51,996
Interest expense	(14,218)	(878)	(42,344)	(2,896)
Other, net	855	9,474	1,925	10,520
(Loss) income before income taxes	(284,198)	32,038	(277,311)	59,620
Income tax benefit (expense)	8,191	(6,688)	6,934	(12,644)
Net (loss) income	$(276,007)	$25,350	$(270,377)	$46,976

(Loss) earnings per common share, basic	$(6.04)	$0.77	$(5.83)	$1.43
(Loss) earnings per common share, diluted	$(6.04)	$0.77	$(5.83)	$1.42

Weighted average common shares outstanding:
Basic	45,691	32,876	46,395	32,857
Diluted	45,691	33,106	46,395	33,087

Cash dividends per share	$0.08	$0.08	$0.24	$0.24

QUANEX BUILDING PRODUCTS CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	July 31, 2025	October 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$66,272	$97,744
Restricted Cash	1,654	5,251
Accounts receivable, net	201,837	197,689
Inventories	272,222	275,550
Income taxes receivable	-	5,937
Prepaid and other current assets	41,339	29,097
Total current assets	583,324	611,268
Property, plant and equipment, net	405,510	402,466
Operating lease right-of-use assets	147,829	126,715
Deferred tax assets	3,654	3,845
Goodwill	271,459	574,711
Intangible assets, net	558,768	597,909
Other assets	2,133	2,874
Total assets	$1,972,677	$2,319,788

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$126,486	$124,404
Accrued liabilities	95,378	103,623
Income taxes payable	1,273	6,620
Current maturities of long-term debt	26,313	25,745
Current operating lease liabilities	15,243	12,475
Total current liabilities	264,693	272,867
Long-term debt	695,605	737,198
Noncurrent operating lease liabilities	138,246	117,560
Deferred income taxes	143,576	162,304
Other liabilities	13,166	19,113
Total liabilities	1,255,286	1,309,042
Stockholders’ equity:
Common stock	512	513
Additional paid-in-capital	699,106	701,008
Retained earnings	148,795	430,405
Accumulated other comprehensive loss	(30,501)	(46,428)
Treasury stock at cost	(100,521)	(74,752)
Total stockholders’ equity	717,391	1,010,746
Total liabilities and stockholders' equity	$1,972,677	$2,319,788

QUANEX BUILDING PRODUCTS CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (In thousands) (Unaudited)

	Nine Months Ended July 31,
	2025	2024
Operating activities:
Net (loss) income	$(270,377)	$46,976
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization	77,814	32,999
Stock-based compensation	2,762	2,159
Deferred income tax	(26,440)	(2,321)
Asset impairment charge	302,284	-
Gain on deal contingent foreign exchange forward currency contract	-	(9,200)
Other, net	9,203	886
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(1,727)	11,114
Decrease (increase) in inventory	5,261	(183)
(Increase) decrease in other current assets	(7,228)	1,646
Increase (decrease) in accounts payable	144	(9,634)
(Decrease) increase in accrued liabilities	(9,725)	948
(Decrease) increase in income taxes payable	(21)	6,659
(Decrease) increase in other long-term liabilities	(5,395)	707
Other, net	88	577
Cash provided by operating activities	76,643	83,333
Investing activities:
Capital expenditures	(40,996)	(23,435)
Proceeds from disposition of capital assets	361	115
Cash used for investing activities	(40,635)	(23,320)
Financing activities:
Borrowings under credit facilities	170,000	-
Repayments of credit facility borrowings	(213,750)	(15,000)
Repayments of other long-term debt	(1,962)	(1,893)
Common stock dividends paid	(11,233)	(7,943)
Issuance of common stock	214	573
Payroll tax paid to settle shares forfeited upon vesting of stock	(1,400)	(1,193)
Purchase of treasury stock	(29,248)	-
Cash used for financing activities	(87,379)	(25,456)
Effect of exchange rate changes on cash and cash equivalents	16,302	935
(Decrease) increase in cash, cash equivalents and restricted cash	(35,069)	35,492
Cash, cash equivalents and restricted cash at beginning of period	102,995	58,474
Cash, cash equivalents and restricted cash at end of period	$67,926	$93,966

QUANEX BUILDING PRODUCTS CORPORATION FREE CASH FLOW AND NET DEBT RECONCILIATION (In thousands) (Unaudited)

The following table reconciles the Company's calculation of Free Cash Flow, a non-GAAP measure, to its most directly comparable GAAP measure. The Company defines Free Cash Flow as cash provided by operating activities less capital expenditures.

	Three Months Ended July 31,		Nine Months Ended July 31,
	2025	2024	2025	2024
Cash provided by operating activities	$60,656	$46,388	76,643	$83,333
Capital expenditures	(14,452)	(6,252)	(40,996)	(23,435)
Free Cash Flow	$46,204	$40,136	$35,647	$59,898

The following table reconciles the Company's Net Debt which is defined as total debt principal of the Company plus finance lease obligations minus cash.

	As of July 31,
	2025	2024
Term loan facility	$475,000	$0
Revolving credit facility	197,500	-
Finance lease obligations(1)	61,194	55,007
Total debt(2)	733,694	55,007
Less: Cash and cash equivalents	66,272	93,966
Net Debt	$667,422	($38,959)

(1) Includes $58.9 million and $50.7 million in real estate lease liabilities considered finance leases under U.S. GAAP as of July 31, 2025 and 2024, respectively.
(2) Excludes outstanding letters of credit.

QUANEX BUILDING PRODUCTS CORPORATION NON-GAAP FINANCIAL MEASURE DISCLOSURE LAST TWELVE MONTHS ADJUSTED EBITDA RECONCILIATION (In thousands, except per share data) (Unaudited)

Reconciliation of Last Twelve Months Adjusted EBITDA	Three Months Ended July 31, 2025	Three Months Ended April 30, 2025	Three Months Ended January 31, 2025	Three Months Ended October 31, 2024	Total
	Reconciliation	Reconciliation	Reconciliation	Reconciliation	Reconciliation
Net (loss) income as reported	$(276,007)	$20,515	$(14,885)	$(13,917)	$(284,294)
Income tax (benefit) expense	(8,191)	6,307	(5,050)	(3,621)	(10,555)
Other, net	(855)	159	(1,229)	2,671	746
Interest expense	14,218	13,940	14,186	17,697	60,041
Depreciation and amortization	33,882	19,192	24,740	27,329	105,143
Asset impairment charges	302,284	-	-	-	302,284
EBITDA	65,331	60,113	17,762	30,159	173,365
Cost of sales(1)	148	-	-	887	1,035
Selling, general and administrative(1),(2),(3)	3,449	864	12,876	50,004	67,193
Restructuring charges(4)	1,367	936	7,904	-	10,207
Adjusted EBITDA	$70,295	$61,913	$38,542	$81,050	$251,800

(1) Expense related to plant closure/relocation.
(2) Transaction, advisory fees, reorganization costs and product recall expenses.
(3) Amortization of step-up for purchase price adjustments on inventory.
(4) Restructuring charges related to severeance and disposal of software.

QUANEX BUILDING PRODUCTS CORPORATION NON-GAAP FINANCIAL MEASURE DISCLOSURE (In thousands, except per share data) (Unaudited)

Reconciliation of Adjusted Net Income and Adjusted EPS	Three Months Ended July 31, 2025			Three Months Ended July 31, 2024			Nine Months Ended July 31, 2025			Nine Months Ended July 31, 2024
	Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS
Net (loss) income as reported	$(276,007)	$(6.04)		$25,350	$0.77		$(270,377)	$(5.83)		$46,976	$1.42
Net (loss) income reconciling items from below	307,578	$6.73		1,597	$0.04		338,756	$7.30		13,757	$0.42
Adjusted net income and adjusted EPS	$31,571	$0.69		$26,947	$0.81		$68,379	$1.47		$60,733	$1.84

Reconciliation of Adjusted EBITDA	Three Months Ended July 31, 2025			Three Months Ended July 31, 2024			Nine Months Ended July 31, 2025			Nine Months Ended July 31, 2024
	Reconciliation			Reconciliation			Reconciliation			Reconciliation
Net (loss) income as reported	$(276,007)			$25,350			$(270,377)			$46,976
Income tax (benefit) expense	(8,191)			6,688			(6,934)			12,644
Other, net	(855)			(9,474)			(1,925)			(10,520)
Interest expense	14,218			878			42,344			2,896
Depreciation and amortization	33,882			10,953			77,814			32,999
Asset impairment charges	302,284			-			302,284			-
EBITDA	65,331			34,395			143,206			84,995
EBITDA reconciling items from below	4,964			7,640			28,766			16,338
Adjusted EBITDA	$70,295			$42,035			$171,972			$101,333

Reconciling Items	Three Months Ended July 31, 2025			Three Months Ended July 31, 2024			Nine Months Ended July 31, 2025			Nine Months Ended July 31, 2024
	Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items
Net sales	$495,273	$-		$280,345	$-		$1,347,795	$-		$785,701	$-
Cost of sales	357,305	(148)	(1)	209,441	(1,507)	(1)	986,129	(1,124)	(1)	597,127	(2,138)	(1)
Selling, general and administrative	71,270	(3,449)	(1), (2)	36,509	(6,133)	(1), (2)	208,253	(17,435)	(1), (2), (3)	103,579	(14,200)	(1), (2)
Restructuring charges	1,367	(1,367)	(4)	-	-		10,207	(10,207)	(4)	-	-
EBITDA	65,331	4,964		34,395	7,640		143,206	28,766		84,995	16,338
Asset impairment charges	302,284	(302,284)	(5)	-	-		302,284	(302,284)	(5)	-	-
Depreciation and amortization	33,882	(19,604)	(6)	10,953	(2,796)	(6)	77,814	(36,708)	(6)	32,999	(8,982)	(6)
Operating income	(270,835)	326,852		23,442	10,436		(236,892)	367,758		51,996	25,320
Interest expense	(14,218)	-		(878)	-		(42,344)	-		(2,896)	-
Other, net	855	(949)	(7)	9,474	(9,162)	(7)	1,925	(118)	(7)	10,520	(10,009)	(7)
Income before income taxes	(284,198)	325,903		32,038	1,274		(277,311)	367,640		59,620	15,311
Income tax expense	8,191	(18,325)	(8)	(6,688)	323	(8)	6,934	(28,884)	(8)	(12,644)	(1,554)	(8)
Net (loss) income	$(276,007)	$307,578		$25,350	$1,597		$(270,377)	$338,756		$46,976	$13,757

Diluted (loss) earnings per share	$(6.04)			$0.77			$(5.83)			$1.42

(1) Expense related to plant closure/relocation.
(2) Transaction, advisory fees, reorganization costs and product recall expenses.
(3) Amortization of step-up for purchase price adjustments on inventory.
(4) Restructuring charges related to severeance and disposal of software.
(5) Goodwill impairment.
(6) Amortization expense related to intangible assets and onetime deprecation adjustment.
(7) Pension settlement refund and foreign currency transaction gains.
(8) Tax impact of net income reconciling items.

QUANEX BUILDING PRODUCTS CORPORATION SELECTED SEGMENT DATA (In thousands) (Unaudited)

This table provides gross margin, operating income (loss), EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments.

	Hardware Solutions	Extruded Solutions	Custom Solutions	Unallocated Corp & Other	Total
Three months ended July 31, 2025
Net sales	$227,116	$174,427	$102,264	$(8,534)	$495,273
Cost of sales	170,282	116,597	77,755	(7,329)	357,305
Gross Margin	56,834	57,830	24,509	(1,205)	137,968
Gross Margin %	25.0%	33.2%	24.0%		27.9%
Selling, general and administrative(1)	32,954	20,740	11,708	5,868	71,270
Restructuring charges	1,140	34	26	167	1,367
Depreciation and amortization	16,987	6,989	4,716	5,190	33,882
Asset impairment charges	163,198	54,934	84,152	-	302,284
Operating loss	(157,445)	(24,867)	(76,093)	(12,430)	(270,835)
Depreciation and amortization	16,987	6,989	4,716	5,190	33,882
Asset impairment charges	163,198	54,934	84,152	-	302,284
EBITDA	22,740	37,056	12,775	(7,240)	65,331
Expense related to plant relocation (Cost of sales)	148	-	-	-	148
Transaction, advisory fees, reorganization costs, and product recall expenses	715	-	50	2,684	3,449
Restructuring charges related to severance	1,140	34	26	167	1,367
Adjusted EBITDA	$24,743	$37,090	$12,851	$(4,389)	$70,295
Adjusted EBITDA Margin %	10.9%	21.3%	12.6%		14.2%

Three months ended July 31, 2024
Net sales	$75,460	$134,552	$72,667	$(2,334)	$280,345
Cost of sales	59,092	92,790	59,973	(2,414)	209,441
Gross Margin	16,368	41,762	12,694	80	70,904
Gross Margin %	21.7%	31.0%	17.5%		25.3%
Selling, general and administrative(1)	6,906	15,648	6,559	7,396	36,509
Depreciation and amortization	1,225	5,460	4,211	57	10,953
Operating income (loss)	8,237	20,654	1,924	(7,373)	23,442
Depreciation and amortization	1,225	5,460	4,211	57	10,953
EBITDA	9,462	26,114	6,135	(7,316)	34,395
Expense related to plant closure (Cost of sales)	-	1,507	-	-	1,507
Expense related to plant closure (SG&A)	-	125	-	-	125
Transaction and advisory fees	-	-	-	6,008	6,008
Adjusted EBITDA	$9,462	$27,746	$6,135	$(1,308)	$42,035
Adjusted EBITDA Margin %	12.5%	20.6%	8.4%		15.0%

Nine months ended July 31, 2025
Net sales	$614,791	$478,024	$284,809	$(29,829)	$1,347,795
Cost of sales	466,600	325,914	219,755	(26,140)	986,129
Gross Margin	148,191	152,110	65,054	(3,689)	361,666
Gross Margin %	24.1%	31.8%	22.8%		26.8%
Selling, general and administrative(1)	98,570	60,921	34,156	14,606	208,253
Restructuring charges	8,155	34	26	1,992	10,207
Depreciation and amortization	38,818	22,066	15,693	1,237	77,814
Asset impairment charges	163,198	54,934	84,152	-	302,284
Operating (loss) income	(160,550)	14,155	(68,973)	(21,524)	(236,892)
Depreciation and amortization	38,818	22,066	15,693	1,237	77,814
Asset impairment charges	163,198	54,934	84,152	-	302,284
EBITDA	41,466	91,155	30,872	(20,287)	143,206
Expense related to plant relocation (Cost of sales)	1,124	-	-	-	1,124
Expense related to plant relocation (SG&A)	247	-	-	-	247
Amortization of step-up for purchase price adjustments on inventory.	7,276	1,428	302	-	9,006
Transaction, advisory fees, reorganization costs, and product recall expenses	1,397	177	50	6,558	8,182
Restructuring charges related to severance and disposal of software	8,155	34	26	1,992	10,207
Adjusted EBITDA	$59,665	$92,794	$31,250	$(11,737)	$171,972
Adjusted EBITDA Margin %	9.7%	19.4%	11.0%		12.8%

Nine months ended July 31, 2024
Net sales	$204,127	$379,860	$208,201	$(6,487)	$785,701
Cost of sales	165,952	263,107	174,365	(6,297)	597,127
Gross Margin	38,175	116,753	33,836	(190)	188,574
Gross Margin %	18.7%	30.7%	16.3%		24.0%
Selling, general and administrative(1)	18,704	45,733	19,456	19,686	103,579
Depreciation and amortization	3,531	16,616	12,685	167	32,999
Operating income (loss)	15,940	54,404	1,695	(20,043)	51,996
Depreciation and amortization	3,531	16,616	12,685	167	32,999
EBITDA	19,471	71,020	14,380	(19,876)	84,995
Expense related to plant closure (Cost of sales)	-	2,138	-	-	2,138
Expense related to plant closure (SG&A)	-	1,103	-	-	1,103
Transaction and advisory fees	-	-	-	13,097	13,097
Adjusted EBITDA	$19,471	$74,261	$14,380	$(6,779)	$101,333
Adjusted EBITDA Margin %	9.5%	19.5%	6.9%		12.9%

(1) Includes stock-based compensation expense for the three and nine months ended July 31, 2025, respectively of $1.8 million and $3.6 million, and $1.3 million and $5.3 million for the comparable prior year periods.

QUANEX BUILDING PRODUCTS CORPORATION SELECTED SEGMENT DATA RECONCILIATION (In thousands) (Unaudited)

This table reconciles our segment presentation, as previously reported in Exhibit 99.1 to our Current Report Form 8-K dated August 12, 2024 for the three and nine months ended July 31, 2024, to the current presentation.

	NA Fenestration	EU Fenestration	NA Cabinet Components	Unallocated Corp & Other	Total
Three months ended July 31, 2024
Net sales	$170,258	$59,617	$51,448	$(978)	$280,345
Cost of sales	130,301	36,930	42,911	(701)	209,441
Gross Margin	39,957	22,687	8,537	(277)	70,904
Gross Margin %	23.5%	38.1%	16.6%		25.3%
Selling, general and administrative	16,918	7,390	5,162	7,039	36,509
Depreciation and amortization	5,194	2,609	3,093	57	10,953
Operating income (loss)	17,845	12,688	282	(7,373)	23,442
Depreciation and amortization	5,194	2,609	3,093	57	10,953
EBITDA	23,039	15,297	3,375	(7,316)	34,395
Expense related to plant closure (Cost of sales)	1,507	-	-	-	1,507
Expense related to plant closure (SG&A)	125	-	-	-	125
Transaction and advisory fees	-	-	-	6,008	6,008
Adjusted EBITDA	$24,671	$15,297	$3,375	$(1,308)	$42,035
Adjusted EBITDA Margin %	14.5%	25.7%	6.6%		15.0%

	Hardware Solutions(1)	Extruded Solutions(2)	Custom Solutions(3)	Unallocated Corp & Other	Total
Three months ended July 31, 2024
Net sales	$75,460	$134,552	$72,667	$(2,334)	$280,345
Cost of sales	59,092	92,790	59,973	(2,414)	209,441
Gross Margin	16,368	41,762	12,694	80	70,904
Gross Margin %	21.7%	31.0%	17.5%		25.3%
Selling, general and administrative	6,906	15,648	6,559	7,396	36,509
Depreciation and amortization	1,225	5,460	4,211	57	10,953
Operating income	8,237	20,654	1,924	(7,373)	23,442
Depreciation and amortization	1,225	5,460	4,211	57	10,953
EBITDA	9,462	26,114	6,135	(7,316)	34,395
Expense related to plant closure (Cost of sales)	-	1,507	-	-	1,507
Expense related to plant closure (SG&A)	-	125	-	-	125
Transaction and advisory fees	-	-	-	6,008	6,008
Adjusted EBITDA	$9,462	$27,746	$6,135	$(1,308)	$42,035
Adjusted EBITDA Margin %	12.5%	20.6%	8.4%		15.0%

	NA Fenestration	EU Fenestration	NA Cabinet Components	Unallocated Corp & Other	Total
Nine months ended July 31, 2024
Net sales	$478,027	$165,637	$145,663	$(3,626)	$785,701
Cost of sales	370,930	104,327	124,278	(2,408)	597,127
Gross Margin	107,097	61,310	21,385	(1,218)	188,574
Gross Margin %	22.4%	37.0%	14.7%		24.0%
Selling, general and administrative	46,558	23,008	15,354	18,659	103,579
Depreciation and amortization	15,887	7,705	9,240	167	32,999
Operating income (loss)	44,652	30,597	(3,209)	(20,044)	51,996
Depreciation and amortization	15,887	7,705	9,240	167	32,999
EBITDA	60,539	38,302	6,031	(19,877)	84,995
Expense related to plant closure (Cost of sales)	2,138	-	-	-	2,138
Expense related to plant closure (SG&A)	1,103	-	-	-	1,103
Transaction and advisory fees	-	-	-	13,097	13,097
Adjusted EBITDA	$63,780	$38,302	$6,031	$(6,780)	$101,333
Adjusted EBITDA Margin %	13.3%	23.1%	4.1%		12.9%

	Hardware Solutions(1)	Extruded Solutions(2)	Custom Solutions(3)	Unallocated Corp & Other	Total
Nine months ended July 31, 2024
Net sales	$204,127	$379,860	$208,201	$(6,487)	$785,701
Cost of sales	165,952	263,107	174,365	(6,297)	597,127
Gross Margin	38,175	116,753	33,836	(190)	188,574
Gross Margin %	18.7%	30.7%	16.3%		24.0%
Selling, general and administrative	18,704	45,733	19,456	19,686	103,579
Depreciation and amortization	3,531	16,616	12,685	167	32,999
Operating income (loss)	15,940	54,404	1,695	(20,043)	51,996
Depreciation and amortization	3,531	16,616	12,685	167	32,999
EBITDA	19,471	71,020	14,380	(19,876)	84,995
Loss on damage to manufacturing facilities (Cost of sales)	-	2,138	-	-	2,138
Loss on damage to manufacturing facilities (SG&A)	-	1,103	-	-	1,103
Transaction and advisory fees	-	-	-	13,097	13,097
Adjusted EBITDA	$19,471	$74,261	$14,380	$(6,779)	$101,333
Adjusted EBITDA Margin %	9.5%	19.5%	6.9%		12.9%

(1) The Hardware Solutions segment contains a portion of the previously reported NA Fenestration segment.
(2) The Extruded Solutions segment contains a portion of the NA Fenestration segment and the EU Fenestration segment.
(3) The Custom Solutions segment contains a portion of the NA Fenestration segment and the NA Cabinet Components segment.

QUANEX BUILDING PRODUCTS CORPORATION SALES ANALYSIS (In thousands) (Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2025	2024	2025	2024

Hardware Solutions:
Window and door hardware	$150,307	$-	$411,522	$-
Screens	76,809	75,460	203,269	204,127
	$227,116	$75,460	$614,791	$204,127
Extruded Solutions:(1)
Window profiles	$68,165	$67,802	$182,273	$193,758
Seals and gaskets	29,865	16,513	84,915	42,714
Spacers	54,743	37,868	146,544	104,047
Solar	5,250	5,198	17,835	16,074
Flashing Tape	3,038	4,905	6,751	13,512
Window and door hardware	10,044	-	29,694	-
Other	3,322	2,266	10,012	9,755
	$174,427	$134,552	$478,024	$379,860
Custom Solutions:
Wood solutions	$53,409	$51,448	$148,456	$145,663
Access solutions	27,370	-	74,158	-
Mixing solutions	21,485	21,219	62,195	62,538
	$102,264	$72,667	$284,809	$208,201

Unallocated Corporate & Other:
Eliminations	$(8,534)	$(2,334)	$(29,829)	$(6,487)
	$(8,534)	$(2,334)	$(29,829)	$(6,487)

Net Sales	$495,273	$280,345	$1,347,795	$785,701

(1) Reflects an increase of $2.6 million and $2.9 million in revenue associated with foreign currency exchange rate impacts for the three and nine months ended July 31, 2025, respectively.